EVERMORE FUNDS TRUST
FIRST AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 1st day of August, 2011, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 2, 2009, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric LeGoff	By: /s/ Michael R. McVoy
Name: Eric LeGoff	Name: Michael R. McVoy
Title: CEO	Title: Executive Vice President

8/2011	1

Amended Exhibit B to the Fund Administration Servicing Agreement
Evermore Funds Trust

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at August 1, 2011

Domestic/Global/International Funds
Annual Fee Based Upon Market Value Per Fund*
___ basis points on the first $___ million
___ basis points on the next $___ million
___ basis points on the balance above $___million
Minimum annual fee:  $___ per fund portfolio

Advisor Information Source Web Portal
▪  $___ /fund per month
▪  $___ /fund per month for clients using an external administration service
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Chief Compliance Officer Support Fee*
▪  $___ /year

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – legal administration, SEC §15(c) reporting, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

8/2011	2

Amended Exhibit B (continued)
to the
Fund Administration Servicing Agreement – Evermore Funds Trust

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at August 1, 2011
Multiple Classes
Add the following for each class beyond the first class:
▪  ___ basis point at each level
▪  $____ minimum per additional class

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  ___ basis point at each level
▪  $___ additional minimum

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $___/project
▪  Subsequent new share class launch – $___ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $___ /CUSIP per month
▪  Setup – $___ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $___ setup /FTP site
Daily Compliance Services (Charles River)
▪  Base fee – $___/fund per year
▪  Setup – $___/fund group
▪  Data Feed  – $0.15 /security per month
SEC §15(c) Reporting
▪  $___ /fund per report – first class
▪  $___ /additional class report
Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover
Annual Fee
▪  $___ /year (includes 10 external users)
▪  $___ /year per additional user
▪  $___ implementation/setup fee

8/2011	3